UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      September 30, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
Overview
As previously disclosed, a wholly owned subsidiary of the Company (“Autumn Breeze Sublessor”) entered into a sublease agreement on October 1, 2015, pursuant to which the Autumn Breeze Sublessor will lease one skilled nursing facility located in Georgia, to affiliates of C.R. of Autumn Breeze, LLC (the "Autumn Breeze Sublessee"). The sublease agreement became effective on September 30, 2015 and the operations of the facility were transferred to the Autumn Breeze Sublessee.

The facility for which the sublease agreement became effective on September 30, 2015 is as follows:

•	Autumn Breeze Healthcare Center, a 108-bed skilled nursing facility located in Marietta, Georgia.

The Autumn Breeze Sublessee is part of an affiliated group of six additional entities for which the Company has entered into separate sublease agreements as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

The sublease agreements pertaining to the Autumn Breeze Healthcare Center is in addition to several other sublease agreements which became effective on April 1, 2015, May 1, 2015, June 1, 2015, July 1, 2015, and August 1, 2015. See the Company’s Current Reports on Form 8-K filed on April 7, 2015, May 6, 2015, June 5, 2015, July 7, 2015, and August 5, 2015, respectively, for a description of these other sublease agreements. On a cumulative basis, the Company has entered into 22 sublease agreements (the "Cumulative Subleases") which are currently effective and under which operations of the applicable facilities have been transferred to third-party operators.

Autumn Breeze Sublease Agreement
The sublease agreement is structured as triple net lease wherein the Autumn Breeze Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial term of the sublease agreement will expire on September 30, 2025. The annual rent under the sublease agreement in the first year will approximate $0.8 million annually. The annual rent will escalate at $12,000 annually for years two through five of the lease term, and will escalate at 2.5% above the immediately preceding lease year's annual rent for each remaining year of the lease term. In connection with the sublease agreements, the current licensed operator (wholly-owned subsidiary of Autumn Breeze Sublessor) and the Autumn Breeze Sublessee also entered into an operations transfer agreement with respect to the applicable facility, containing customary terms and conditions relating to the transfer of operations of skilled nursing facilities.

Item 7.01	Regulation FD Disclosure

This Current Report on Form 8-K includes in Item 9.01 pro forma financial statements reflecting the commencement of certain subleases.
Attached as Exhibit 99.3 and furnished for purposes of Regulation FD is an updated Investor Presentation which may be used from time to time by the Company. In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.3) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(b)
Pro Forma Financial Information. Unaudited pro forma condensed consolidated financial statements of the Company to give effect to the Cumulative Subleases filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2015

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2015

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014

(d)    Exhibits

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of AdCare Health Systems, Inc. as of June 30, 2015, for the six months ended June 30, 2015, and for the year ended December 31, 2014.

99.2	Sublease Agreement, dated October 1, 2015, by and between KB HUD Master Tenant 2014, LLC, and C.R. of Autumn Breeze, LLC.

99.3	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of AdCare Health Systems, Inc. as of June 30, 2015, for the six months ended June 30, 2015, and for the year ended December 31, 2014

99.2	Sublease Agreement, dated October 1, 2015, by and between KB HUD Master Tenant 2014, LLC, and C.R. of Autumn Breeze, LLC

99.3	Investor Presentation

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